ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated December 18, 2012, is made by and between Twin City Associates, LLC a Virginia limited liability company, (“Assignor”), and WHLR-Twin City Associates, LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and Twin City Crossing, LLC, a Georgia limited liability corporation previously entered into a Purchase and Sale Agreement, dated June 11, 2012 (the “Agreement”), as subsequently amended, with respect to the purchase of a shopping center located at Batesburg-Leesville, South Carolina and commonly referred to as Twin City Crossing;

B. Wheeler Interests, LLC assigned its contract rights to Assignor on November 1, 2012;

C. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration for receipt of an aggregate of 44,190 common units of Wheeler REIT, L. P., a Virginia limited partnership, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee, including all rights to any earnest money deposit or other payment, and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 18th day of December, 2012.

ASSIGNOR:

TWIN CITY ASSOCIATES, LLC,

a Virginia limited liability company

/s/ Jon S. Wheeler

By Jon S. Wheeler, its Manager

ASSIGNEE:

WHLR-TWIN CITY ASSOCIATES, LLC,

a Delaware limited liability company

By: 50 Capital, LLC, a Virginia limited liability company, its Manager

By: Woodside Capital, LLC, a Virginia limited liability company, its Managing Member

/s/ Jon S. Wheeler

By Jon S. Wheeler, its Manager